UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2021

AUDIOEYE, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38640	20-2939845
State of Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

5210 E. Williams Circle, Suite 750

Tucson, Arizona 85711

(Address of principal executive offices / Zip Code)

(866) 331-5324

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AEYE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2021, AudioEye, Inc. (the “Company”) granted to David Moradi, the Company’s Interim Chief Executive Officer and Chief Strategy Officer, 100,000 performance stock units (the “PSUs”) under the Company’s 2020 Equity Incentive Plan (the “Plan”). Each PSU represents a contingent right to receive a share of the Company’s common stock upon vesting of the PSU. The PSUs will vest based on the Company’s achievement of performance goals relating to its monthly recurring revenue and stock price as follows:

Performance Goal	Number of PSUs Vesting if Performance Goal Achieved
Monthly recurring revenue greater than or equal to $6.0 million for two consecutive calendar months	50,000

Volume Weight Average Price (“VWAP”) of the Company’s common stock greater than $100 on the Nasdaq Stock Market LLC over 20 consecutive trading days	50,000

Any PSUs that have not vested on or prior to March 11, 2026 will be forfeited. Mr. Moradi must be serving as the Company’s Interim Chief Executive Officer or its Chief Strategy Officer as of the date the applicable performance condition is achieved for the related PSUs to vest. Any unvested PSUs will become fully vested if, on or prior to March 11, 2026, Mr. Moradi’s employment is terminated by the Company without cause.

The foregoing summary of the grant of PSUs is qualified in its entirety by reference to the full text of the PSU agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
10.1	Performance Stock Unit Agreement, dated March 11, 2021, between the Company and David Moradi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 15, 2021	AudioEye, Inc.
(Registrant)

	By	/s/ James Spolar
Name: James Spolar
Title: General Counsel and Secretary